Exhibit 99.1
**For Immediate Release**

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc.

Reports Second Quarter Net Income of $2.4 Million or $0.17 per Diluted Share

Renton, Washington – July 23, 2015 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Savings Bank Northwest (the “Bank”), today reported net income for the quarter ended June 30, 2015, of $2.4 million, or $0.17 per diluted share, compared to net income of $2.2 million, or $0.16 per diluted share for the quarter ended March 31, 2015, and $2.4 million, or $0.16 per diluted share for the second quarter in 2014.

An increase  in the recapture of the provision for loan losses contributed significantly to  net income in the current quarter as compared to the quarter ended March 31, 2015, and the same quarter last year. Specifically, the Company recognized a $500,000 recapture of provision for loan losses in the quarter ended June 30, 2015, compared to recaptures of $100,000 in the quarters ended March 31, 2015, and June 30, 2014. The larger recapture of provision for loan losses in the quarter ended June 30, 2015, was primarily related to recoveries of amounts previously charged off totaling $595,000.

“The improvement in the local real estate economy, and the related improvements in credit quality, provided us with additional recoveries during the quarter. In addition, we anticipate that the ongoing strengthening of the Pacific Northwest economy will provide us with opportunities on both the lending and deposit gathering sides of the business going forward,” stated Joseph W. Kiley III, President and Chief Executive Officer.

“As noted in our earnings release last quarter, our employees are working diligently on our core data processor project, with the conversion scheduled to occur in August 2015. This change will significantly enhance our ability to utilize technological advancements and will provide us a better platform for growth along with an ability to offer more efficient banking services to our customers. I am very pleased with the progress made by our entire team of employees on this project and am truly thankful for their efforts to contribute to our success and provide an improved experience for our customers going forward,” concluded Kiley.

Highlights for the quarter ended June 30, 2015:

•
Share repurchases totaled 371,757 shares during the quarter under the current share repurchase plan, at an average price of $11.95 per share, leaving 1,120,643 shares available to be repurchased under the plan which runs through October 28, 2015.

•	The Company’s book value per share at June 30, 2015, increased to $12.20 from $12.10 at March 31, 2015, and $11.60 at June 30, 2014.
•
The Bank’s Tier 1 leverage and total risk-based capital ratios at June 30, 2015, were 11.7% and 18.5%, respectively, compared to 11.6% and 18.6% at March 31, 2015, and 18.9% and 29.3%, at June 30, 2014. The changes from the higher levels at June 30, 2014, are primarily a result of $70 million in dividends paid by the Bank to the Company in 2014.

Based on management’s evaluation of the adequacy of the allowance for loan and lease losses ("ALLL"), there was a $500,000 recapture of provision for loan losses for the quarter ended June 30, 2015. The following items contributed to this recapture during the quarter:

•	The Bank received recoveries of amounts previously charged off totaling $595,000 contributing to the Company’s ALLL balances.
•	Delinquent loans (loans over 30 days past due) remained low at $3.6 million at June 30, 2015, compared to $3.6 million at March 31, 2015, and $2.6 million at June 30, 2014.
•	Nonperforming loans remained low at $2.4 million at June 30, 2015, compared to $2.7 million at March 31, 2015, and $2.3 million at June 30, 2014.
•	Nonperforming loans as a percentage of total loans remained low at 0.36% at June 30, 2015, compared to 0.39% at March 31, 2015, and 0.33 % at June 30, 2014.

The ALLL represented 439% of nonperforming loans and 1.58% of net loans receivable at June 30, 2015, compared to 393% and 1.54%, respectively, at March 31, 2015, and 519% and 1.73% respectively at June 30, 2014.

Nonperforming assets totaled $6.8 million at June 30, 2015, compared to $8.3 million at March 31, 2015, and $12.4 million at June 30, 2014. Recent sales of Other Real Estate Owned (“OREO”) contributed significantly to the decline in the Company’s nonperforming assets.

The following table presents a breakdown of our nonperforming assets:

	June 30,	March 31,	June 30,	Three Month	One Year
	2015	2015	2014	Change	Change
	(Dollars in thousands)
Nonperforming loans:
One-to-four family residential	$252	$494	$1,380	$(242)	$(1,128)
Multifamily	1,683	1,683	222	-	1,461
Commercial real estate	407	425	701	(18)	(294)
Consumer	73	74	-	(1)	73
Total nonperforming loans	2,415	2,676	2,303	(261)	112

OREO	4,416	5,575	10,114	(1,159)	(5,698)

Total nonperforming assets (1)	$6,831	$8,251	$12,417	$(1,420)	$(5,586)

Nonperforming assets as a
percent of total assets	0.72%	0.86%	1.38%

(1) The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although all of our TDRs were performing in accordance with their restructured terms at June 30, 2015.

The following table presents a breakdown of our OREO by county and property type at June 30, 2015:

	County				Number	Percent of
	Pierce	Kitsap	All Other	Total OREO	of Properties	Total OREO
	(Dollars in thousands)
OREO:
Commercial real estate (1)	$2,430	$754	$877	$4,061	8	92.0%
Construction/land development	200	-	155	355	2	8.0

Total OREO	$2,630	$754	$1,032	$4,416	10	100.0%

(1) Of the eight properties classified as commercial real estate, five are office/retail buildings and three are undeveloped lots.

OREO decreased to $4.4 million at June 30, 2015, compared to $5.6 million at March 31, 2015, and $10.1 million at June 30, 2014, as sales and write-downs of OREO exceeded transfers of properties into OREO during the quarter and the preceding 12 months. We continue to actively market our OREO properties in an effort to minimize their holding costs.

The following table presents a breakdown of our TDRs:
	June 30, 2015	March 31, 2015	June 30, 2014	Three Month Change	One Year Change
	(Dollars in thousands)
Nonperforming TDRs:
One-to-four family residential	$-	$-	$458	$-	$(458)

Performing TDRs:
One-to-four family residential	38,189	40,943	45,366	(2,754)	$(7,177)
Multifamily	1,609	2,163	2,192	(554)	$(583)
Commercial real estate	7,765	8,241	9,182	(476)	$(1,417)
Consumer	43	43	43	-	$-

Total performing TDRs	47,606	51,390	56,783	(3,784)	$(9,177)

Total TDRs	$47,606	$51,390	$57,241	$(3,784)	$(9,635)

% TDRs classified as performing	100.0%	100.0%	99.2%

During the second quarter of 2015, TDRs decreased to $47.6 million, compared to $51.4 million at March 31, 2015, and $57.2 million at June 30, 2014. In circumstances where a customer is experiencing significant financial difficulties, the Company may elect to restructure the loan so the customer can continue to make payments while minimizing the potential loss to the Bank. At June 30, 2015, all of the Company’s TDRs were performing in accordance with their repayment terms.

Net interest income for the second quarter of 2015 was $7.6 million, compared to $7.5 million in the first quarter of 2015, and $8.2 million in the second quarter of 2014. This decrease from the same quarter last year was largely due to a decline in the yield on our loan portfolio. In addition, during the second quarter of 2014 a significant amount of our longer term, relatively high interest rate certificates of deposit matured and re-priced, resulting in an increase in net interest income. However, the vast majority of those higher interest rate deposits have now re-priced to current market rates and a similar benefit is not expected in 2015.

Interest income for both the first and second quarters of 2015 was $9.2 million, compared to $9.7 million in the quarter ended June 30, 2014. This decrease was due in large part to prepayments received on higher yielding loans in recent quarters, resulting in a decline in the Company’s average balances of loans and a decline in our loan portfolio yield. The decline in average loan yields reflects a trend that we believe is likely to continue in 2015 as the Bank continues to face significant competition and pricing pressures for quality loan production in this prolonged low-interest rate environment.

Interest expense totaled $1.7 million for the quarter ended June 30, 2015, as compared to $1.6 million in the quarter ended March 31, 2015, and $1.5 million for the quarter ended June 30, 2014, despite the 6.7% increase in interest-bearing deposits over the prior year.

Brokered deposits totaled $66.1 million at both June 30, 2015, and March 31, 2015, versus none at June 30, 2014. These brokered deposits were obtained with maturities ranging from four to six years in an effort to help mitigate the Bank’s interest rate risk in a rising rate environment; however, this interest rate risk protection came at a cost to current earnings as the rates paid on these longer term deposits are higher than shorter term deposit rates.

Our net interest margin was 3.42% for the quarter ended June 30, 2015, compared to 3.40% for the quarter ended March 31, 2015, and 3.86% in the quarter ended June 30, 2014. This decline from the prior year period, as discussed above, was due in large part to repayments of higher yielding loans in recent quarters and, to a lesser extent, the increased interest expense associated with the acquisition of longer term brokered deposits.

Noninterest income for the quarter ended June 30, 2015, totaled $357,000, compared to $91,000 in the quarter ended March 31, 2015, and $88,000 in the quarter ended June 30, 2014. The primary contributor to the increase in the current quarter was the purchase of $20 million in Bank Owned Life Insurance (“BOLI”) in April 2015. This purchase resulted in $136,000 of tax-free, noninterest income during the quarter ended June 30, 2015. Also contributing to the increase in the current quarter was a sale of an investment property that contributed an additional $95,000 to noninterest income.

Noninterest expense for the quarter ended June 30, 2015, increased to $4.9 million from $4.3 million in the quarter ended March 31, 2015, and $4.7 million during the quarter ended June 30, 2014. The increase from the prior quarter was primarily attributable to the recognition of a $529,000 gain in the quarter ended March 31, 2015, related to the sale of one of our larger OREO properties.

First Financial Northwest, Inc. is the parent company of First Savings Bank Northwest, a Washington chartered stock savings bank headquartered in Renton, Washington, serving the Puget Sound Region through its full-service banking office. We are a part of the ABA NASDAQ Community Bank Index. For additional information about us, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.fsbnw.com and on the SEC's website at www.sec.gov.
Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2015 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)
Assets	June 30, 2015	March 31, 2015	June 30, 2014	Three Month Change	One Year Change

Cash on hand and in banks	$5,550	$5,313	$5,036	4.5%	10.2%
Interest-earning deposits	101,424	114,973	35,650	(11.8)	184.5
Investments available-for-sale, at fair value	116,913	118,110	128,844	(1.0)	(9.3)
Loans receivable, net of allowance of $10,603, $10,508, and 11,951, respectively	659,273	668,714	676,455	(1.4)	(2.5)
Premises and equipment, net	16,934	16,841	17,024	0.6	(0.5)
Federal Home Loan Bank ("FHLB") stock, at cost	6,537	6,672	6,884	(2.0)	(5.0)
Accrued interest receivable	3,033	3,106	3,564	(2.4)	(14.9)
Deferred tax assets, net	6,195	7,049	11,427	(12.1)	(45.8)
Other real estate owned ("OREO")	4,416	5,575	10,114	(20.8)	(56.3)
Other receivable	2	4,038	1	(100.0)	100.0
Bank owned life insurance	22,932	2,796	2,652	720.2	764.7
Prepaid expenses and other assets	1,223	1,817	1,180	(32.7)	3.6
Total assets	$944,432	$955,004	$898,831	(1.1)%	5.1%

Liabilities and Stockholders' Equity

Deposits
Interest-bearing deposits	$603,177	$611,266	$565,211	(1.3)%	6.7%
Noninterest-bearing deposits	20,531	19,738	9,908	4.0	107.2
Total Deposits	623,708	631,004	575,119	(1.2)	8.4
Advances from the FHLB	135,500	135,500	135,500	0.0	0.0
Advance payments from borrowers for taxes and insurance	1,581	3,075	1,583	(48.6)	(0.1)
Accrued interest payable	145	151	105	(4.0)	38.1
Investment trade payable	578	-	-	n/a	n/a
Other liabilities	5,349	4,452	4,040	20.1	32.4
Total liabilities	$766,861	$774,182	$716,347	(0.9)%	7.1%

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or
outstanding	$-	$-	$-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding
14,552,324 shares at June 30, 2015, 14,949,081 at March 31, 2015,
and 15,730,979 shares at June 30, 2014	146	150	157	(2.7)%	(7.0)%
Additional paid-in capital	146,240	150,826	159,495	(3.0)	(8.3)
Retained earnings, substantially restricted	39,900	38,355	32,724	4.0	21.9
Accumulated other comprehensive loss, net of tax	(533)	(45)	(582)	1,084.4	(8.4)
Unearned Employee Stock Ownership Plan shares	(8,182)	(8,464)	(9,310)	(3.3)	(12.1)
Total stockholders' equity	177,571	180,822	182,484	(1.8)	(2.7)
Total liabilities and stockholders' equity	$944,432	$955,004	$898,831	(1.1)%	5.1%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)
	Quarter Ended
	June 30, 2015	March 31, 2015	June 30, 2014	Three Month Change	One Year Change
Interest income
Loans, including fees	$8,658	$8,576	$9,087	1.0%	(4.7)%
Investments available-for-sale	495	512	585	(3.3)	(15.4)
Interest-earning deposits with banks	65	64	22	1.6	195.5
Dividends on FHLB Stock	3	2	1	50.0	200.0
Total interest income	9,221	9,154	9,695	0.7	(4.9)
Interest expense
Deposits	1,333	1,314	1,238	1.4	7.7
FHLB advances	320	318	279	0.6	14.7
Total interest expense	1,653	1,632	1,517	1.3	9.0
Net interest income	7,568	7,522	8,178	0.6	(7.5)
Recapture of provision for loan losses	(500)	(100)	(100)	400.0	400.0
Net interest income after recapture of provision for loan losses	8,068	7,622	8,278	5.9	(2.5)

Noninterest income
Net loss on sale of investments	-	-	(20)	n/a	(100.0)
Other	357	91	108	292.3	230.6
Total noninterest income	357	91	88	292.3	305.7

Noninterest expense
Salaries and employee benefits	3,251	3,414	2,860	(4.8)	13.7
Occupancy and equipment	314	338	332	(7.1)	(5.4)
Professional fees	458	354	394	29.4	16.2
Data processing	188	160	154	17.5	22.1
(Gain) Loss on sale of OREO property, net	(2)	(529)	36	(99.6)	(105.6)
OREO market value adjustments	(46)	50	92	(192.0)	(150.0)
OREO related expenses (gain), net	41	(48)	78	(185.4)	(47.4)
Regulatory assessments	116	116	104	-	11.5
Insurance and bond premiums	89	92	103	(3.3)	(13.6)
Marketing	54	33	37	63.6	45.9
Other general and administrative	411	310	512	32.6	(19.7)
Total noninterest expense	4,874	4,290	4,702	13.6	3.7
Income before federal income tax provision	3,551	3,423	3,664	3.7	(3.1)
Federal income tax provision	1,183	1,194	1,297	(0.9)	(8.8)
Net income	$2,368	$2,229	$2,367	6.2%	0.0%

Basic earnings per share	$0.17	$0.16	$0.16
Diluted earnings per share	$0.17	$0.16	$0.16
Weighted average number of common shares outstanding	13,756,336	14,036,959	15,042,712
Weighted average number of diluted shares outstanding	13,916,314	14,199,715	15,120,938

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)
	Six Months Ended
	June 30,
	2015	2014	Year Over Year
Interest income
Loans, including fees	$17,234	$18,113	(4.9)%
Investments available-for-sale	1,007	1,189	(15.3)
Interest-earning deposits with banks	129	42	207.1
Dividends on FHLB Stock	5	3	66.7
Total interest income	18,375	19,347	(5.0)
Interest expense
Deposits	2,647	2,585	2.4
FHLB advances	638	530	20.4
Total interest expense	3,285	3,115	5.5
Net interest income	15,090	16,232	(7.0)
Recapture of provision for loan losses	(600)	(600)	-
Net interest income after recapture of provision for loan losses	15,690	16,832	(6.8)

Noninterest income
Net loss on sale of investments	-	(20)	(100.0)
Other	448	176	154.5
Total noninterest income	448	156	187.2

Noninterest expense
Salaries and employee benefits	6,665	5,745	16.0
Occupancy and equipment	652	688	(5.2)
Professional fees	812	751	8.1
Data processing	348	322	8.1
(Gain) Loss on sale of OREO property, net	(531)	107	(596.3)
OREO market value adjustments	4	288	(98.6)
OREO related expenses, net	(7)	139	(105.0)
Regulatory assessments	232	182	27.5
Insurance and bond premiums	181	206	(12.1)
Marketing	87	62	40.3
Other general and administrative	721	736	(2.0)
Total noninterest expense	9,164	9,226	(0.7)
Income before federal income tax provision	6,974	7,762	(10.2)
Federal income tax provision	2,377	2,750	(13.6)
Net income	$4,597	$5,012	(8.3)%

Basic earnings per share	$0.33	$0.33
Diluted earnings per share	$0.33	$0.33
Weighted average number of common shares outstanding	13,895,872	15,146,999
Weighted average number of diluted shares outstanding	14,057,198	15,224,155

The following table presents a breakdown of our loan portfolio (unaudited):

	June 30, 2015		March 31, 2015		June 30, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
One-to-four family residential:
Permanent owner occupied	$152,764	21.9%	$158,541	22.3%	$154,661	22.0%
Permanent non- owner occupied	105,046	15.1	106,809	15.0	117,404	16.7
Construction non- owner occupied	-	0.0	500	0.1	-	0.0
	257,810	37.0	265,850	37.4	272,065	38.7
Multifamily:
Permanent	120,758	17.3	117,359	16.5	122,332	17.4
Construction	2,265	0.3	4,450	0.6	7,445	1.1
	123,023	17.6	121,809	17.1	129,777	18.5
Commercial real estate:
Permanent	233,652	33.5	238,227	33.5	253,291	36.0
Construction	-	-	6,100	0.9	6,100	0.9
Land	7,598	1.1	5,370	0.8	1,601	0.2
	241,250	34.6	249,697	35.2	260,992	37.1
Construction/land development: (1)
One-to-four family residential	30,448	4.4	28,810	4.1	11,431	1.6
Multifamily	19,438	2.8	19,452	2.7	12,858	1.8
Commercial	4,300	0.6	4,300	0.6	956	0.1
Land development	8,013	1.1	8,673	1.2	6,386	0.9
	62,199	8.9	61,235	8.6	31,631	4.4

Business	6,275	0.9	5,313	0.8	897	0.1
Consumer	7,051	1.0	6,716	0.9	8,149	1.2
Total loans	697,608	100.0%	710,620	100.0%	703,511	100.0%
Less:
Loans in Process ("LIP")	25,182		28,788		12,380
Deferred loan fees, net	2,550		2,610		2,725
ALLL	10,603		10,508		11,951
Loans receivable, net	$659,273		$668,714		$676,455

(1)
Excludes construction loans that will convert to permanent loans. The Company considers these loans to be "rollovers" in that one loan is originated for both the construction loan and permanent financing. These construction loans are classified according to the underlying collateral categories in the table above, instead of in the construction/land development category. At June 30, 2015, March 31, 2015, and March 31, 2014, $7.6 million, $5.4 million, and $1.6 million respectively, of commercial real estate loans secured by raw land were not included in the construction/land development category because the Company classifies raw land or buildable lots when it does not intend to finance the construction, as commercial real estate land loans.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Ratios
	At or For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
	(Dollars in thousands, except per share data)
Performance Ratios:
Return on assets	1.00%	0.96%	1.27%	1.21%	1.05%
Return on equity	5.28	4.94	6.73	5.98	5.08
Dividend payout ratio	35.29	37.97	24.42	26.32	31.25
Equity-to-assets ratio	18.80	18.93	19.36	19.86	20.30
Interest rate spread	3.26	3.23	3.46	3.69	3.71
Net interest margin	3.42	3.40	3.61	3.84	3.86
Average interest-earning assets to average interest-bearing liabilities	120.01	121.74	120.92	121.36	121.39
Efficiency ratio	61.50	56.35	58.49	53.63	56.88
Noninterest expense as a percent of average total assets	2.06	1.84	2.06	1.99	2.09
Book value per common share	$12.20	$12.10	$11.96	$11.76	$11.60

Capital Ratios: (1)
Tier 1 leverage ratio	11.70%	11.64%	11.79%	18.98%	18.91%
Common equity tier 1 capital ratio	17.26	17.33	n/a	n/a	n/a
Tier 1 capital ratio	17.26	17.33	18.30	27.93	28.05
Total capital ratio	18.52	18.59	19.56	29.18	29.31

Asset Quality Ratios: (2)
Nonperforming loans as a percent of total loans	0.36	0.39	0.20	0.23	0.33
Nonperforming assets as a percent of total assets	0.72	0.86	1.13	1.24	1.38
ALLL as a percent of total loans	1.58	1.54	1.55	1.67	1.73
ALLL as a percent of nonperforming loans	439.05	392.68	783.50	741.73	518.93
Net charge-offs (recoveries) to average loans receivable, net	(0.09)	(0.02)	-	-	0.01

Allowance for Loan Losses:
ALLL, beginning of the quarter	$10,508	$10,491	$11,660	$11,951	$12,093
Recapture of provision	(500)	(100)	(1,200)	(300)	(100)
Charge-offs	-	(340)	-	(9)	(80)
Recoveries	595	457	31	18	38
ALLL, end of the quarter	$10,603	$10,508	$10,491	$11,660	$11,951

Nonperforming Assets:
Nonperforming loans (2) (3):
Nonaccrual loans	$2,415	$2,676	$1,339	$1,572	$1,845
Nonaccrual TDRs	-	-	-	-	458
Total nonperforming loans	2,415	2,676	1,339	1,572	2,303
OREO	4,416	5,575	9,283	9,819	10,114
Total nonperforming assets	$6,831	$8,251	$10,622	$11,391	$12,417

Performing TDRs	$47,606	$51,390	$54,241	$55,802	$56,783
______________________
(1) Capital ratios are for First Savings Bank Northwest only.
(2) Loans are reported net of undisbursed funds.
(3) There were no loans 90 days or more past due and still accruing interest.